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                                  EXHIBIT 10.38



                                    AGREEMENT

         This Agreement is entered into effective as of April 13, 2000 by and between Oppenheimer Convertible Securities Fund ("Oppenheimer") and Hudson Hotels Corporation ("Hudson").

                                 R E C I T A L S

         Oppenheimer is the Holder of Hudson's 18.75% Convertible Subordinated Debenture due April 15, 2000 in the amount of $3,000,000 (the "Debenture"). The Debenture was issued in replacement of a Hudson Hotels Corporation Subordinated Debenture due July 1, 2000 in the original principal amount of $7,500,000. Hudson is currently in arrears in the payment of interest on the Debenture. The Debenture is convertible, at the option of the Holder, at a conversion price of $1.80 per share, into 1,666,667 shares of common stock of Hudson.

         In contemplation of the impending maturity of the Debenture, the parties hereto agree as follows:

1. Hudson shall pay to Oppenheimer all interest due or to become due under the Debenture through the maturity date, April 15, 2000, in the amount of $117,187.50.

2. Upon payment of the interest due, Oppenheimer shall take the steps required under the Debenture to effect the conversion thereof into 1,666,667 shares of common stock of Hudson Hotels Corporation. Hudson shall instruct its transfer agent to issue the shares as directed by Oppenheimer. Hudson agrees that the execution of this Agreement shall be effective to extend the time for delivery of the Notice of Conversion under the Debenture for a reasonable time beyond the Stated Maturity thereof.

3. Hudson agrees to undertake, as soon as notice of conversion has been received by it, to register all of the shares issuable on conversion of the Debenture, to secure effectiveness of such registration statement, and to take all steps necessary to ensure continued effectiveness of such registration statement. It is anticipated that the registration of these shares will become effective within sixty
         (60) days following conversion.

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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of April 13, 2000.

                                         Oppenheimer Convertible Securities Fund


                                         /s/ Edward N. Everett
                                         ---------------------------------
                                         Edward N. Everett, Vice President


                                         Hudson Hotels Corporation


                                         /s/ E. Anthony Wilson
                                         ---------------------------------
                                         E. Anthony Wilson, President.